EXHIBIT 10.1

JONES APPAREL GROUP, INC.

December 8, 2009

Mr. John T. McClain
25 Beachmont Terrace
North Caldwell, New Jersey 07006

Re: Amendment No. 2 to Employment Agreement

Dear John:

        Reference is made to your Employment Agreement dated as of July 11, 2007, by and between you and Jones Apparel Group, Inc. (the "Company"), as amended by Amendment No. 1 dated July 18, 2008 (the "Employment Agreement"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

        This will confirm our agreement that, effective as of the date hereof, the terms and conditions of the Employment Agreement are hereby amended as follows:

        1. Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following Section 2:

"2. Term. The Company shall employ the Executive for the period commencing as of July 16, 2007 and ending as of June 30, 2013 (the "Term")."

        2. Except as otherwise set forth in this Amendment No. 2 to Employment Agreement, the Employment Agreement is ratified and confirmed in all respects and remains in full force and effect.

        Please acknowledge your agreement with the foregoing by signing the enclosed copy of this Amendment No. 2 to Employment Agreement and returning it to the Company in the manner directed by the Company.

Very truly yours, JONES APPAREL GROUP, INC. /s/ Wesley R. Card By: Wesley R. Card, President and Chief Executive Officer

Agreed in all respects:

/s/  John T. McClain
John T. McClain

1411 BROADWAY,  NEW YORK, NEW YORK  10018